Exhibit 99.1

FOR IMMEDIATE RELEASE

For Further Information:
James R. Ridings	Hala Aly
Chairman and Chief Executive Officer	Halliburton Investor Relations
(972) 393-3800, ext. 166	(972) 458-8000
investorrelations@craftmade.com	haly@halliburtonir.com

Craftmade International Announces Resignation of Kathleen B. Oher
From its Board of Directors

COPPELL, TEXAS, November 19, 2004 — Craftmade International, Inc. (Nasdaq: CRFT) today announced that on November 17, 2004, Kathleen B. Oher, former Chief Financial Officer of the Company, resigned as a member of its Board of Directors and will not stand for re-election at the Company’s annual meeting of stockholders to be held on November 30, 2004.

Craftmade International, Inc., founded in 1985 and based in Coppell, Texas, is engaged in the design, distribution and marketing of a broad range of proprietary ceiling fans, lighting products and related accessories. The Company distributes its premium products through a network of 1,600 showrooms and electrical wholesalers through a national sales organization of more than 65 independent sales representatives. Through its Trade Source International subsidiary, acquired in 1998, Craftmade distributes outdoor lighting, ceiling fan accessories and an indoor lighting line to the mass merchandiser market.

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